EXHIBIT 11.

                              DMI FURNITURE, INC.

                      CALCULATIONS OF EARNINGS PER SHARE


                                                                THREE MONTHS ENDED        SIX MONTHS ENDED
                                                               ---------------------    ---------------------
                                                                March 1,   March 2,      March 1,   March 2,
                                                                    1997       1996          1997       1996
                                                               ---------- ----------    ---------- ----------
Net income (loss) (Note 7)                                      $435,000  ($151,000)   $1,296,000  ($335,000)
                                                               ---------- ----------    ---------- ----------
                                                               ---------- ----------    ---------- ----------
Average shares of common stock
 and common equivalents
 outstanding:

     Average common shares
      outstanding                                              3,106,083  2,998,661     3,081,147  2,987,899

     Common stock equivalents--
      dilutive options and convertible
      preferred stock (a)                                      2,961,871          0     2,880,870          0
                                                               ---------- ----------    ---------- ----------
Average shares of common
 stock and common stock
 equivalents outstanding                                       6,067,954  2,998,661     5,962,017  2,987,899
                                                               ---------- ----------    ---------- ----------
                                                               ---------- ----------    ---------- ----------

Earnings (loss) per common share (Notes 3 and 7)                    $.07      $(.05)         $.22      $(.11)
                                                                   ------    -------        ------    -------
                                                                   ------    -------        ------    -------

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(a)  For the periods ended March 2, 1996, since the effect of the assumption of the conversion of the Series C Preferred Stock into common stock and the assumed exercise of stock options would be anti-dilutive, those common equivalent shares were not included in the calculation of earnings per common share.

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